EXHIBIT 99



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                          ENROLLMENT AUTHORIZATION FORM


                                               DIVIDEND REINVESTMENT PLAN
Donegal Group Inc.                             Please enroll my account as follows:
                                               Place an "X" in the box using black or blue ink (|X|).

[Issuer no.][Stockholder no.]             |_|  FULL DIVIDEND REINVESTMENT
                                               Reinvest all dividends for this account.
[Full name and address of
        registererd stockholder]               DO NOT RETURN THIS FORM IF YOU WISH TO
                                               CONTINUE TO RECEIVE CASH DIVIDENDS.

                                               Receipt of this form by First
                                               Chicago Trust Company of New York
                                               will enroll your account in the
                                               Dividend Reinvestment Plan.

                                               I understand that I may change or
                                               revoke this authorization at any
                                               time by notifying First Chicago,
                                               in writing, of my desire to
                                               change or terminate my
                                               participation.
                                                                 (see reverse)
Signature(s) of
Registered Owner(s)
                   --------------------------------------
                                                     Date
                   --------------------------------------
All joint owners must sign                           Date

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                          ENROLLMENT AUTHORIZATION FORM


I hereby appoint First Chicago Trust Company of New York as my agent under the terms and conditions of the Dividend Reinvestment Plan as described in the notice which accompanied this Enrollment Authorization Form.


                                  INSTRUCTIONS

         (1) Please place an "X" in the box to select the Full Dividend Reinvestment option. (Note: If you do not check the box and your properly signed form is returned to First Chicago, your account will be enrolled in the Dividend Reinvestment Plan.)

         (2) Be sure to sign and date this form and mail it in the envelope provided or to First Chicago Trust Company of New York, P.O. Box 2598, Jersey City, NJ 07303-2598.


                    DO NOT RETURN THIS FORM UNLESS YOU INTEND
                    TO PARTICIPATE SINCE THIS FORM AUTHORIZES
                   THE ENROLLMENT OF YOUR ACCOUNT IN THE PLAN.